UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 6, 2013

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 6, 2013, the Company commenced visual inspections and records review of the time controlled parts on its aircraft by voluntarily ceasing flying each aircraft during the period until the inspection with respect to such aircraft is completed in order to ensure the highest degree of compliance and safety. An audit of the time controlled parts was already underway during scheduled maintenance checks as part of its new safety system; however, the Company was notified of an anonymous call questioning the adequacy of the system for monitoring time controlled parts. As such, it is the Company’s policy to fully investigate such claims. The Company anticipates that it will begin release of aircraft back into service on a continual basis this week following the completion of these inspections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAIR, INC.

Date: June 12, 2013	By:	/s/ Steven Santo
Steven Santo

Chief Executive Officer (Authorized Officer and Principal Executive Officer)